Exhibit 99.1

Sterling Reports Third Quarter 2021 Results

Delivers Revenue Growth of 44.2%; Organic Constant Currency Revenue Growth of 43.2%

Company Provides Guidance for Full Year 2021

NEW YORK, November 10, 2021 (GLOBENEWSWIRE) – Sterling Check Corp. (NASDAQ: STER) (“Sterling” or “the Company”) a leading global provider of technology-enabled background and identity verification services, today announced financial results for the third quarter ended September 30, 2021.

Third Quarter 2021 Highlights

All results compared to prior-year period

•	Revenues increased 44.2% year-over-year to $169.6 million. Organic constant currency revenue growth was 43.2%.

•	GAAP net loss was $25.3 million, or $0.28 per share, compared to a net loss of $10.4 million, or $0.12 per share, in the prior year period.

•

Adjusted EBITDA increased 68.7% year-over-year to $51.3 million, compared to $30.4 million in the prior year period. Adjusted net income increased 187.5% year-over-year to $31.6 million from $11.0 million in the prior year period. Adjusted earnings per share increased 167.5% to $0.33 per diluted share from $0.12 per diluted share in the prior year period.

•

Initial public offering completed, with trading commenced on the Nasdaq Global Select Market on September 23, 2021 and net proceeds to the Company of $94.5 million, used together with cash on hand, to prepay $100 million of term loan.

•	Expanded Identity offering through an exclusive partnership with FINRA to serve as the agency’s designated FBI channeler for all financial institutions in the United States.

•	Providing 2021 guidance ranges for revenue of $617 million to $622 million and Adjusted EBITDA of $171 million to $175 million.

Josh Peirez, Sterling CEO, said, “I am very proud of our team for completing the company’s successful IPO and for all their hard work in support of that process. Even while completing the IPO, our team delivered record results in the third quarter with organic constant currency revenue growth in all our industry verticals and geographies plus robust adjusted EBITDA margin expansion. These results are a testament to our people-first approach, global scale, geographic and verticalized delivery model, and differentiated technology. I am thrilled with our year to date results and our momentum heading into next year as we close out what has been a record year of revenue and profitability thus far in 2021.”

Third Quarter 2021 Results

Revenue for the third quarter of 2021 increased by $52.0 million, or 44.2%, to $169.6 million, including 43.2% organic constant currency revenue growth and 1.0% growth due to the impact of fluctuations in foreign exchange currency rates, as compared to $117.6 million in the third quarter of 2020. There was no impact to results from acquisition activity in the quarter. The increase in revenue was primarily driven by continued growth in existing clients, growth in cross-sell and upsell, significant new client growth, and strong revenue retention. In the third quarter of 2021, approximately 18% of revenue was generated outside of the U.S. compared to 16% in the third quarter of 2020.

GAAP net loss was $25.3 million, or $0.28 per diluted share, for the third quarter of 2021, as compared to a net loss of $10.4 million, or $0.12 per diluted share, for the third quarter of 2020. The third quarter of 2021 net loss was driven primarily by IPO-related transaction costs and one-time stock-based compensation costs related to the IPO. GAAP net loss margin for the third quarter of 2021 was (14.9%), compared to (8.8%) for the prior year period.

Adjusted EBITDA for the third quarter of 2021 was $51.3 million, up 68.7% from $30.4 million for the third quarter of 2020. Adjusted EBITDA margin for the third quarter of 2021 increased to 30.3% from 25.9% for the prior year period.

Adjusted net income for the third quarter of 2021 was $31.6 million, up 187.5% from $11.0 million for the third quarter of 2020. Adjusted earnings per share for the third quarter of 2021 were $0.33 per diluted share, up 167.5% from $0.12 per diluted share for the third quarter of 2020.

Balance Sheet and Cash Flow

Sterling’s shares of common stock commenced trading on the Nasdaq Global Select Market on September 23, 2021. The initial public offering of 16,427,750 shares consisted of 4,760,000 newly issued shares sold by the Company, 9,525,000 secondary shares sold by existing stockholders, and 2,142,750 additional secondary shares sold pursuant to the full exercise of the underwriters’ option to purchase additional shares of common stock. The IPO was priced at $23 per share. The Company received net proceeds of approximately $94.5 million from the offering after deducting underwriting discounts and commissions and offering expenses. Additionally, in connection with the consummation of the IPO and effective upon closing of the IPO on September 27, 2021, the Company amended its revolving credit facility to increase borrowing capacity from $85.0 million to $140.0 million and extend the maturity date from June 19, 2022 to August 11, 2026. As of September 30, 2021, available borrowings under the revolving credit facility, net of letters of credit outstanding were $139.3 million.

For the nine months ended September 30, 2021, the Company generated Net Cash provided by Operating Activities of $38.9 million, compared to $25.9 million in the previous period. For the nine months ended September 30, 2021, the Company generated $58.3 million of free cash flow, adjusted for one-time, cash, non-operating expenses related to the IPO, compared to $12.8 million in the previous period. Capital expenditures in the nine months ended September 30, 2021 totaled $14.6 million. consisting primarily of software development costs. Sterling ended the third quarter of 2021 with cash and cash equivalents of $192.4 million, of which $100 million was used to pay down the term loan on November 1, 2021, reducing annual interest expense by at least $4.5 million. Sterling ended the third quarter of 2021 with a net leverage ratio of 2.6x net debt to Adjusted EBITDA.

Full Year 2021 Guidance

Sterling is providing guidance for full year 2021 as detailed below. The following forward-looking statements reflect Sterling’s expectations as of today’s date. Actual results may differ materially.

•	Revenues of $617 million to $622 million

•	Adjusted EBITDA of $171 million to $175 million

The Company has not presented a quantitative reconciliation of the forward-looking non-GAAP financial measure “Adjusted EBITDA” to its most directly comparable GAAP financial measure because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of and the periods in which such items may be recognized.

Conference Call Details

Sterling will hold a conference call to discuss the third quarter of 2021 financial results today, November 10, 2021 at 8:30 AM Eastern Time.

Participants may access the conference call by dialing 1-844-200-6205 or 1-929-526-1599 and using conference code 174981 approximately ten minutes before the start of the call. A live audio webcast of the conference call, together with related presentation materials, will also be available on Sterling’s investor relations website at https://investor.sterlingcheck.com under “News & Events”.

A replay, along with the related presentation materials, will be available after the conclusion of the call on Sterling’s investor relations website under “News & Events” or by dialing 1-866-813-9403 or 1-929-458-6194, access code 018413. The telephone replay will be available through Wednesday, November 24, 2021.

Forward-Looking Statements

This press release contains forward-looking statements. All statements that address expectations, guidance, outlook, targets, or projections about the future, including statement’s regarding the Company’s expectations, beliefs, plans, strategies, objectives, prospects, assumptions, or future events or performance, are forward-looking statements. Forward-looking statements can be identified by forward-looking terminology such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “will” or “would,” or the negative thereof or other variations thereon or comparable terminology. The Company has based these forward-looking statements on current expectations, assumptions, estimates and projections. Such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Sterling’s control. These and other important factors, including those discussed more fully elsewhere in this release and in the Company’s filings with the Securities and Exchange Commission, particularly in the final prospectus filed with the SEC on September 24, 2021 and the latest quarterly report on Form 10-Q, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements, or could affect Sterling’s share price. The forward-looking statements contained in this release are not guarantees of future performance and actual results of operations, financial condition, and liquidity, and the development of the industry in which the Company operates, may differ materially from the forward-looking statements contained in this release. Any forward-looking statement made in this release speaks only as of the date of such statement. Except as required by law, Sterling does not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.

Non-GAAP Financial Information

This report contains “non-GAAP financial measures,” which are financial measures that are not calculated and presented in accordance with GAAP.

Specifically, the Company makes use of the non-GAAP financial measures “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Free Cash Flow” “Adjusted Net Income,” “Adjusted Earnings Per Share,” and “Organic constant currency revenue growth” to assess the performance of the Company’s business.

Adjusted EBITDA is a non-GAAP financial measure and defined as net income adjusted for provision for income taxes, interest expense, depreciation and amortization, stock-based compensation, costs related to merger and acquisition activity (“M&A”), IPO costs, optimization and restructuring, technology transformation costs, foreign currency (gains) and losses, and other costs affecting comparability. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue for the applicable period. Adjusted Free Cash Flow is a non-GAAP financial measure and is defined as Net Cash provided by (used in) Operating Activities minus Capital Expenditures. For the nine months ended September 30, 2021, the Company has adjusted Free Cash Flow for one-time, cash, non-operating charges related to the completed IPO. The Company presents Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Free Cash Flow because the Company believes that these measures assist investors and analysts in comparing the Company’s operating performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of the Company’s core operating performance. Management and the Company’s Board of Directors use Adjusted EBITDA to evaluate the factors and trends affecting the Company’s business to assess the Company’s financial performance and in preparing and approving the Company’s annual budget and believe it is helpful in highlighting trends in the Company’s core operating performance. Further, the Company’s executive incentive compensation is based in part on components of Adjusted EBITDA. Adjusted EBITDA and Adjusted EBITDA Margin have limitations as analytical tools and should not be considered in isolation or as substitutes for the Company’s results as reported under GAAP. Adjusted EBITDA excludes items that can have a significant effect on the Company’s profit or loss and should, therefore, be considered only in conjunction with net income (loss) for the period. The Company’s management uses Adjusted EBITDA to supplement GAAP results to evaluate the factors and trends affecting the business to assess the Company’s financial performance and in preparing and approving the Company’s annual budget and believes it is helpful in highlighting trends in the Company’s core operating performance. Because not all companies use identical calculations, these measures may not be comparable to other similarly titled measures of other companies.

Adjusted Net Income is a non-GAAP profitability measure. Adjusted Net Income is defined as net income (loss) adjusted for amortization of acquired intangible assets, stock-based compensation, costs related to acquisition, IPO costs, optimization and restructuring, technology transformation costs, and certain other costs affecting comparability, adjusted for an applicable tax rate. Adjusted Earnings Per Share is defined as Adjusted Net Income divided by diluted weighted average shares for the applicable period. The Company has presented Adjusted Net Income and Adjusted Earnings Per Share because the Company believes that these measures assist investors and analysts in comparing the Company’s operating performance across reporting periods on a consistent basis by excluding certain material non-cash items and unusual items that the Company does not expect to continue at the same level in the future. The Company’s management believes that the inclusion of supplementary adjustments to net income (loss) applied in presenting Adjusted Net Income provide additional information to investors about certain material non-cash items and about items that the Company does not expect to continue at the same level in the future. Adjusted Net Income and Adjusted Earnings Per Share have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing the Company’s results as reported under GAAP.

Organic constant currency revenue growth is a “non-GAAP financial measure,” which is a financial measure that is not calculated and presented in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company calculates organic constant currency revenue growth by adjusting for any acquisition activity that contributed revenue in the current period, which was not present in the prior period, and converting the current period revenue at foreign currency exchange rates consistent with the prior period. There was no impact of acquisition activity on the Company’s revenue in the three and nine months ended September 30, 2021 or in the three and nine months ended September 30, 2020. Organic constant currency revenue growth has limitations as an analytical tool, and you should not consider such a measure either in isolation or as substitutes for analyzing the Company’s results as reported under GAAP. In particular, organic constant currency revenue growth does not reflect acquisition activity or the impact of foreign currency exchange rate fluctuations.

About Sterling

Sterling—a leading provider of background and identity services—offers background and identity verification to help over 47,000 clients create people-first cultures built on foundations of trust and safety. Sterling’s tech-enabled services help organizations across all industries establish great environments for their workers, partners, and customers. With operations around the world, Sterling conducted more than 89 million background checks in the twelve months ended September 30, 2021.

Contacts

Investors

Judah Sokel

IR@sterlingcheck.com

Media

Jamie Serino

Jamie.Serino@sterlingcheck.com

CONSOLIDATED FINANCIAL STATEMENTS

STERLING CHECK CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE LOSS

Three and Nine Months Ended September 30, 2020 and 2021

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands except share and per share data)	2020	2021	2020	2021
REVENUES	$117,602	$169,557	$325,550	$468,255
OPERATING EXPENSES:
Cost of revenues (exclusive of depreciation and amortization below)	55,112	82,638	153,458	225,798
Corporate technology and production systems	10,842	12,084	32,922	32,435
Selling, general and administrative	25,391	84,983	86,848	153,194
Depreciation and amortization	22,863	20,346	68,441	61,193
Impairments of long-lived assets	621	15	680	2,940

Total operating expenses	114,829	200,066	342,349	475, 560

OPERATING INCOME (LOSS)	2,773	(30,509)	(16,799)	(7,305)

OTHER EXPENSE (INCOME):
Interest expense, net	7,817	7,668	25,110	22,841
(Gain) loss on interest rate swaps	(49)	112	9,604	199
Other income	(336)	(400)	(998)	(1,034)

Total other expense, net	7,432	7,380	33,716	22,006

LOSS BEFORE INCOME TAXES	(4,659)	(37,889)	(50,515)	(29,311)
Income tax provision (benefit)	5,727	(12,633)	718	(8,080)

NET LOSS	$ (10,386)	$ (25,256)	$ (51,233)	$ (21,231)

Unrealized gain (loss) on hedged transactions, net of tax	231	(1)	231	(323)
Foreign currency translation adjustments, net of tax	1,000	(1,565)	(955)	(971)

Total other comprehensive income (loss)	1,231	(1,566)	(724)	(1,294)

COMPREHENSIVE LOSS	$ (9,155)	$ (26,822)	$ (51,957)	$ (22,525)

Net loss per share attributable to stockholders
Basic	$ (0.12)	$ (0.28)	$ (0.58)	$ (0.24)
Diluted	$ (0.12)	$ (0.28)	$ (0.58)	$ (0.24)
Weighted average number of shares outstanding
Basic	88,332,134	89,431,022	88,325,838	88,956,388
Diluted	88,332,134	89,431,022	88,325,838	88,956,388

STERLING CHECK CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

December 31, 2020 and September 30, 2021

(in thousands, except share amounts)	December 31, 2020	September 30, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$66,633	$192,397
Accounts receivable (net of allowance for doubtful accounts of $ 1,861 and $2,255 as of December 31, 2020 and September 30, 2021, respectively)	80,381	119,812
Insurance receivable	750	—
Prepaid expenses	7,273	8,658
Other current assets	7,845	6,701

Total current assets	162,882	327,568
Property and equipment, net	14,130	10,414
Goodwill	831,800	830,679
Intangible assets, net	300,544	254,101
Other non current assets, net	6,762	7,032

TOTAL ASSETS	$1,316,118	$1,429,794

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$14,708	$27,192
Litigation settlement obligation	750	—
Accrued expenses	35,899	52,837
Current portion of long-term debt	13,147	6,461
Other current liabilities	21,488	19,791

Total current liabilities	85,992	106,281
Long-term debt, net	602,306	599,202
Deferred income taxes	29,400	15,895
Other liabilities	15,236	7,171

Total liabilities	$732,934	$728,549

COMMITMENTS AND CONTINGENCIES (NOTE 11)
STOCKHOLDERS’ EQUITY:
Preferred stock ( $0.01 par value; 100,000,000 shares authorized; no shares issued or outstanding)	—	—
Common stock ($0.01 par value; 239,600,000 shares authorized, 88,554,962 shares issued and outstanding as of December 31, 2020; 1,000,000,000 shares authorized, 95,787,780 shares issued and outstanding as of September 30, 2021)	1	68
Additional paid-in capital	770,714	911,233
Common stock held in treasury (107,820 shares as of December 31, 2020 and September 30, 2021)	(897)	(897)
Accumulated deficit	(187,691)	(208,922)
Accumulated other comprehensive income (loss)	1,057	(237)

Total stockholders’ equity	583,184	701,245

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,316,118	$1,429,794

STERLING CHECK CORP

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Nine Months Ended September 30, 2020 and 2021

	Nine Months Ended September 30,
(in thousands)	2020	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(51,233)	$(21,231)
Adjustments to reconcile net loss to net cash provided by operations
Depreciation and amortization	68,441	61,193
Deferred income taxes	(4,117)	(13,349)
Stock-based compensation	1,756	27,236
Impairments of long-lived assets	680	2,940
Provision for bad debts	623	604
Amortization of financing fees	373	362
Amortization of debt discount	1,767	1,741
Deferred rent	(76)	(1,334)
Unrealized translation gain on investment in foreign subsidiaries	(514)	(100)
Changes in fair value of derivatives	7,406	(5,024)
Excess payment on contingent consideration for acquisition	—	(1,159)
Changes in operating assets and liabilities
Accounts receivable	552	(40,383)
Insurance receivable	—	750
Prepaid expenses	(2,802)	(1,421)
Other assets	2,380	1,464
Accounts payable	563	12,116
Litigation settlement obligation	—	(750)
Accrued expenses	(7,995)	15,609
Other liabilities	8,049	(338)

Net cash provided by operating activities	25,853	38,926

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(1,835)	(2,619)
Purchases of intangible assets and capitalized software	(11,250)	(11,987)
Proceeds from disposition of property and equipment	236	7

Net cash used in investing activities	(12,849)	(14,599)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	1,200	2,483
Proceeds from issuance of common stock in IPO net of underwriting discounts and commissions	—	102,638
Payments of IPO issuance costs	—	(6,120)
Capital contribution from certain stockholders	—	15,576
Payments of long-term debt	(4,846)	(11,531)
Repayments of revolving credit facility	(83,800)	—
Borrowings on revolving credit facility	83,800	—
Payment of contingent consideration for acquisition	—	(738)
Payments on equipment capital lease obligations	(5)	(8)

Net cash (used in) provided by Financing activities	(3,651)	102,300

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(2,194)	(863)

NET CHANGE IN CASH AND CASH EQUIVALENTS	7,159	125,764
CASH AND CASH EQUIVALENTS
Beginning of period	50,299	66,633

Cash and cash equivalents at end of period	$57,458	$192,397

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for
Interest, net of capitalized amounts of $300 and $220 for the nine months ended September 30, 2020 and 2021, respectively	$20,502	$21,494
Income taxes	3,702	4,663
Offering costs included in accounts payable and accrued liabilities	—	1,996

RECONCILIATION OF CONSOLIDATED NON-GAAP FINANCIAL MEASURES

The following table reconciles revenue growth, the most directly comparable GAAP measure, to organic constant currency revenue growth for the three and nine months ended September 30, 2021.

	Three Months Ended September 30,	Nine Months Ended September 30,
	2021	2021
Reported revenue growth	44.2%	43.8%
Impact from M&A activity (1)	0.0%	0.0%
Impact from foreign currency exchange (2)	1.0%	2.2%

Organic constant currency revenue growth	43.2%	41.6%

(1)	Impact to revenue growth in the current period from acquisitions and dispositions that have occurred over the past twelve months
(2)	Impact to revenue growth in the current period from fluctuations in foreign currency exchange rates

The following table reconciles net loss, the most directly comparable GAAP measure, to Adjusted EBITDA for the three and nine months ended September 30, 2020 and 2021.

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2020	2021	2020	2021
Net loss	$(10,386)	$(25,256)	$(51,233)	$(21,231)
Income tax provision (benefit)	5,727	(12,633)	718	(8,080)
Interest expense, net	7,817	7,668	25,110	22,841
Depreciation and amortization	22,863	20,346	68,441	61,193
Stock-based compensation	570	25,582	1,756	27,236
Transaction expenses(1)	539	31,513	1,624	38,771
Restructuring(2)	1,060	634	7,070	4,243
Technology Transformation(3)	2,581	3,137	8,048	9,138
Settlements impacting comparability(4)	120	—	260	—
(Gain) loss on interest rate swaps(5)	(49)	112	9,604	199
Other(6)	(439)	196	535	826
Adjusted EBITDA	$30,403	$51,300	$71,933	$135,136
Adjusted EBITDA Margin	25.9%	30.3%	22.1%	28.9%

(1)

Consists of transaction expenses related to mergers and acquisitions, associated earn-outs, investor management fees in connection with the Fourth Amended and Restated Management Services Agreement and costs related to preparation of the IPO. For the three months ended September 30, 2020, the costs consisted primarily of $0.5 million of investor management fees. For the three months ended September 30, 2021, costs consisted primarily of IPO related expenses of $30.5 million, including $16.8 million of contractual compensation payments to former executives (of which, $15.6 million was funded by certain stockholders), $7.5 million in final settlement of investor management fees, and $6.2 million of professional fees and other related expenses. The period also included $0.6 million of earn-out and performance-based incentive payments associated with an acquisition in 2018, and $0.3 million of investor management fees in connection with the Fourth Amended and Restated Management Services Agreement, associated with the terms prior to the final settlement. For the nine months ended September 30, 2020, the costs consisted primarily of $1.5 million of investor management fees. For the nine months ended September 30, 2021, the costs consisted primarily of IPO related expenses of $35.9 million, including $16.8 million of contractual compensation payments to former executives (of which, $15.6 million was funded by certain stockholders), $7.5 million of investor management fees, including the final settlement of fees in connection with the Fourth Amended and Restated Management Services Agreement, and $11.6 million of professional fees and related expenses. The period also included $1.4 million of earn-out and performance-based incentive payments associated with an acquisition in 2018, and $1.4 million of investor management fees in connection with the Fourth Amended and Restated Management Services Agreement, associated with the terms prior to the final settlement.
(2)

Consists of restructuring-related costs, including executive recruiting and severance charges, and lease termination costs and disposal of fixed assets related to our real estate consolidation efforts. During 2019 and 2020, we executed an extensive restructuring program, significantly strengthening our management team and creating a client-facing industry-specific Vertical organization. This program was completed by the end of 2020 and the final costs related to this program were incurred through the first quarter of 2021. Beginning in 2020, we began executing a virtual-first strategy, closing offices and reducing office space globally. We expect this real estate consolidation effort to be completed by the end of 2021. For the three months ended September 30, 2020, the costs primarily comprised of $0.5 million of restructuring-related executive recruiting and severance charges, and $0.6 million related to our real estate consolidation program. For the three months ended September 30, 2021, the costs comprised $0.6 million related to our real estate consolidation program. For the nine months ended September 30, 2020, these costs include approximately $5.8 million of restructuring-related executive recruiting and severance charges, including the elimination of the vice-chairman position, and approximately $1.3 million of expenses related to our real estate consolidation program. For the nine months ended September 30, 2021, the costs primarily comprised $3.7 million related to the real estate consolidation program, due largely to the write-off on disposal of fixed assets for our exited facility in Bellevue, Washington.

(3)

Includes costs related to technology modernization efforts. We believe that these costs are discrete and non-recurring in nature, as they relate to a one-time restructuring and decommissioning of our on-premise production systems and corporate technological infrastructure and the move to a managed service provider, decommissioning redundant fulfillment systems and modernizing internal functional systems. As such, they are not normal, recurring operating expenses and are not reflective of ongoing trends in the cost of doing business. The significant majority of these are related to the last two phases of Project Ignite, with the remainder related to an investment made to modernize internal functional systems in preparation for our public company infrastructure. For the three months ended September 30, 2020, investment related to Project Ignite was $2.4 million, and additional investment made to modernize internal functional systems was $0.2 million. For the three months ended September 30, 2021, investment related to Project Ignite was $3.1 million. For the nine months ended September 30, 2020, investment related to Project Ignite was $6.6 million, and additional investment made to modernize internal functional systems was $1.4 million. For the nine months ended September 30, 2021, investment related to Project Ignite was $9.1 million. Project Ignite is expected to be completed by the fourth quarter of 2022.

(4)

Consists of non-recurring settlements impacting comparability. For the three months ended September 30, 2020, the cost of $0.1 million was primarily related to the 2019 settlement with the Consumer Financial Protection Bureau (“CFPB”). For the nine months ended September 30, 2020, the cost of $0.3 million primarily related to the 2019 settlement with the CFPB.

(5)

Consists of (gain) loss on interest rate swaps. See Form 10-Q “—Part I. Item 3. Quantitative and Qualitative Disclosures about Market Risk—Interest Rate Risk” for additional information on interest rate swaps.

(6)

Consists of costs related to a local government mandate in India, (gain) loss on foreign currency transactions, impairment of capitalized software and other costs outside of the ordinary course of business.

The following table summarizes these costs for the three and nine months ended September 30, 2020 and 2021.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2020	2021	2020	2021
Government mandate	$—	$—	$1,291	$—
(Gain) Loss on foreign currency transactions	(439)	196	(120)	1,316
Impairment of capitalized software	—	—	73	30
Duplicate fulfillment charges	—	—	(709)	(521)

Total	$(439)	$196	$535	$825

The following table presents the calculation of Net Loss Margin and Adjusted EBITDA Margin for the three and nine months ended September 30, 2020 and 2021.

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2020	2021	2020	2021
Net loss	$(10,386)	$(25,256)	$(51,233)	$(21,231)
Adjusted EBITDA	30,403	51,300	71,933	135,136
Revenues	117,602	169,557	325,550	468,255
Net loss margin	(8.8)%	(14.9)%	(15.7)%	(4.5)%
Adjusted EBITDA margin	25.9%	30.3%	22.1%	28.9%

The following tables reconcile net loss, the most directly comparable GAAP measure, to Adjusted Net Income and Adjusted Earnings Per Share for the three and nine months ended September 30, 2020 and 2021.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share data)	2020	2021	2020	2021
Net (loss) income	$(10,386)	$(25,256)	$(51,233)	$(21,231)
Income tax (benefit) expense	5,727	(12,633)	718	(8,080)
(Loss) income before income taxes	(4,659)	(37,889)	(50,515)	(29,311)
Amortization of acquired intangible assets	15,119	12,962	45,289	39,232
Stock-based compensation	570	25,582	1,756	27,236
Transaction expenses(1)	539	31,513	1,624	38,771
Restructuring(2)	1,060	634	7,070	4,194
Technology Transformation(3)	2,581	3,137	8,048	9,138
Settlements impacting comparability(4)	120	—	260	—
(Gain) loss on interest rate swaps(5)	(49)	112	9,604	199
Other(6)	(439)	196	535	826
Adjusted Net Income before income tax effect	14,842	36,248	23,671	90,333
Income tax effect(7)	3,859	4,672	6,154	20,686
Adjusted Net Income	10,983	31,575	17,517	69,646
Net Loss per share-diluted	(0.12)	(0.28)	(0.58)	(0.24)
Adjusted Earnings Per Share-basic	0.12	0.35	0.20	0.78
Adjusted Earnings Per Share-diluted	0.12	0.33	0.20	0.74

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share data)	2020	2021	2020	2021
Net income (loss)	$(10,386)	$(25,256)	$(51,233)	$(21,231)
Less: Undistributed amounts allocated to participating securities	—	—	—	—

Undistributed (losses) earnings allocated to stockholders	$(10,386)	$(25,256)	$(51,233)	$(21,231)
Weighted average number of shares outstanding – diluted	88,332,134	89,431,022	88,325,838	88,956,388
Net income (loss) per share – basic	(0.12)	(0.28)	(0.58)	(0.24)
Net income (loss) per share – diluted	(0.12)	(0.28)	(0.58)	(0.24)
Adjusted Net Income	$10,983	$31,575	$17,517	$69,646
Less: Undistributed amounts allocated to participating securities	—	—	—	—

Undistributed (losses) earnings allocated to stockholders	$10,983	$31,575	$17,517	$69,646
Weighted average number of shares outstanding – basic	88,332,134	89,431,022	88,325,838	88,956,388
Weighted average number of shares outstanding – diluted	88,410,918	95,008, 310	88,377,154	93,532,785
Adjusted earnings per share—basic	0.12	0.35	0.20	0.78
Adjusted earnings per share—diluted	0.12	0.33	0.20	0.74

The following table presents the calculation of Adjusted Diluted Earnings Per Share for the periods presented.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2021	2020	2021
Net income (loss) per share – diluted	$(0.12)	$(0.28)	$(0.58)	$(0.24)
Adjusted Net Income adjustments per share
Income tax (benefit) expense	0.06	(0.12)	0.01	(0.08)
Amortization of acquired intangible assets	0.17	0.14	0.51	0.42
Stock-based compensation	0.01	0.27	0.02	0.29
Transaction expenses(1)	0.01	0.33	0.02	0.41
Restructuring(2)	0.01	0.01	0.08	0.05
Technology Transformation(3)	0.03	0.03	0.09	0.10
Settlements impacting comparability(4)	0.00	—	0.00	—
Loss/Gain on interest Swap(5)	(0.00)	0.00	0.11	0.00
Other(6)	(0.00)	0.00	0.01	0.01
Income tax effect(7)	(0.04)	(0.05)	(0.07)	(0.22)

Adjusted earnings per share—diluted	$0.12	$0.33	$0.20	$0.74

Weighted average number of shares outstanding used in computation of Adjusted Diluted Earnings Per Share:
Weighted average number of shares outstanding – diluted (GAAP)	88,332,134	89,431,022	88,325,838	88,956,388
Options not included in weighted average number of shares outstanding – diluted (GAAP) (using treasury stock method)	78,784	5,577,288	51,316	4,576,397

Weighted average number of shares outstanding – diluted (non-GAAP) (using treasury stock method	88,410,918	95,008,310	88,377,154	93,532,785

(1)	Consists of transaction expenses related to mergers and acquisitions, associated earn-outs, investor management fees, and costs related to preparation of the IPO.
(2)

Consists of restructuring-related costs, including executive recruiting and severance charges, and lease termination costs and disposal of fixed assets related to our real estate consolidation efforts. During 2019 and 2020, we executed an extensive restructuring program, significantly strengthening our management team and creating a client-facing industry-specific Vertical organization. This program was completed by the end of 2020 and the final costs related to this program were incurred through the first quarter of 2021. Beginning in 2020, we began executing a virtual-first strategy, closing offices and reducing office space globally. We expect this real estate consolidation effort to be completed by the end of 2021.

(3)

Includes costs related to technology modernization efforts. We believe that these costs are discrete and non-recurring in nature, as they relate to a one-time restructuring and decommissioning of our on-premise production systems and corporate technological infrastructure and the move to a managed service provider, decommissioning redundant fulfillment systems and modernizing internal functional systems. As such, they are not normal, recurring operating expenses and are not reflective of ongoing trends in the cost of doing business. The significant majority of these are related to the last two phases of Project Ignite, with the remainder related to an investment made to modernize internal functional systems in preparation for our public company infrastructure. Project Ignite is expected to be completed by the fourth quarter of 2022.

(4)	Consists of non-recurring settlements impacting comparability.
(5)	Consists of (gain) loss on interest rate swaps. See Form 10-Q “—Quantitative and Qualitative Disclosures about Market Risk—Interest Rate Risk” for additional information on interest rate swaps.
(6)

Consists of costs related to a local government mandate in India, (gain) loss on foreign currency transactions, impairment of capitalized software and other costs outside of the ordinary course of business.

The following table summarizes these costs for the three and nine months ended September 30, 2021.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2020	2021	2020	2021
Government mandate	$—	$—	$1,291	$—
(Gain) Loss on foreign currency transactions	(439)	196	(120)	1,316
Impairment of capitalized software	—	—	73	30
Duplicate fulfillment charges	—	—	(709)	(521)

Total	$(439)	$196	$535	$825

(7)

Effective tax rates of 26%, 13%, and 23% have been used to compute Adjusted Net Income for the 2020 periods, the three months ended September 30, 2021, and the nine months ended September 30, 2021. As of December 31, 2020, the Company had net operating loss carryforwards of approximately $120.6 million for federal, state, and foreign income tax purposes available to reduce future income subject to income taxes. The amount of actual cash taxes the Company pays for federal, state, and foreign income taxes differs significantly from the effective income tax rate computed in accordance with GAAP, and from the normalized rate shown above.

For further detail, see footnotes of Form 10-Q in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

The following table reconciles net cash flow provided by operating activities, the most directly comparable GAAP measure, to Adjusted Free Cash Flow for the nine months ended September 30, 2020 and 2021.

	Nine Months Ended September 30,
(in thousands)	2020	2021
Net Cash provided by Operating Activities	$25,853	$38,926

Total IPO adjustments (1)	—	34,003

Purchases of intangible assets and capitalized software	(11,250)	(11,987)
Purchases of property and equipment	(1,835)	(2,619)

Adjusted Free Cash Flow	$12,768	$58,323

(1)

Includes one-time, cash, non-operating charges related to the completed IPO. Costs included are $16.8 million of contractual compensation payments to former executives, of which, $15.6 million was funded by certain stockholders, $9.3 million final settlement of investor management fees (in connection with the Fourth Amended and Restated Management Services Agreement), and $7.9 million related primarily to professional fees and other expenses.